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                               EXHIBIT 10.6

                           EMPLOYMENT AGREEMENT

          AGREEMENT made and entered into this 26th day of June, 1996, but as of the Effective Date hereinafter defined, by and between COMMUNITY BANK CORPORATION ("CBC") and RONALD L. HANSEN ("Employee");

          WHEREAS, CBC has retained the services of the Employee as a senior executive officer, and the Employee has accepted such employment; and

          WHEREAS, the parties have operated in an employment relationship for several years; and

          WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between CBC and the Employee; and

          WHEREAS, the board of directors of CBC has approved this Agreement and authorized the chairman of the board to enter into this Agreement with the Employee;

          NOW, THEREFORE, IT IS AGREED as follows:

     1. EMPLOYMENT. The Employee is employed to render such executive services to CBC as may from time to time be reasonably directed by CBC's Chairman of the Board and/or the CBC board of directors. Among his other duties, it is contemplated that he will serve as the president and chief executive officer of CBC's Subsidiary Bank ("Subsidiary Bank"). If, following the Effective Date of this Agreement, CBC merges with Valley Ridge Financial Corporation ("VRFC") and the Kent City State Bank and the Subsidiary Bank are consolidated or merged into one bank (the "Mergers"), all references in this Agreement to CBC shall refer to the successor corporation of CBC and VRFC ("Surviving Corporation") and all references in this Agreement to the Subsidiary Bank shall refer to the successor bank to the Grant State Bank and the Kent City State Bank (the "Merged Bank"). Following the Mergers, it is not expected that the Employee will serve as the president and chief executive officer of the Merged Bank. It is, however, expected that the Employee will continue to be a senior executive officer of the Merged Bank and of the Surviving Corporation.

     2. COMPENSATION. CBC agrees to pay the Employee during the term of this Agreement a salary in the sum of Seventy Thousand Dollars ($70,000) per annum provided, however, that any salary and bonuses (other than bonuses provided for in Section 3 of this Agreement) paid to the Employee by any subsidiary of CBC shall be deemed to reduce the salary paid to the Employee pursuant to this Section 2. The salary provided herein shall be payable in accordance with the periodic payment procedures for all employees of CBC. The Employee's salary shall be reviewed by the board of directors of CBC not less often than annually beginning on the date one (1)
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year subsequent to the Effective Date ("First Anniversary Date") and may be
increased (but not decreased) from time to time in such amounts as the board in its discretion may determine. The Employee's salary shall be subject to the usual withholding taxes required with respect to compensation paid by a corporation to an employee.

     3.   DISCRETIONARY BONUSES.  In addition to the salary provided for in
Section 2, the Employee shall be entitled to participate in discretionary bonuses as may be from time to time authorized and declared by the board of directors of CBC or the Subsidiary Bank to their respective executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the board of directors.

     4.   RETIREMENT, EMPLOYEE BENEFIT PLANS, AND FRINGE BENEFITS.

          (a) The Employee shall be entitled to participate in any plan of CBC or the Subsidiary Bank relating to pension, thrift, deferred profit-sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that CBC or the Subsidiary Bank may adopt for the benefit of its executive employees.

          (b) The Employee shall be eligible to participate in any other fringe benefits which may be, or may later become, applicable to CBC's or the Subsidiary Bank's executive or salaried employees, including, but not limited to, the following: health plans; insurance plans; use of a company automobile; membership in various social business and trade organizations; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

     5. TERM. The term of employment under this Agreement shall be a period commencing on the Effective Date hereof and ending five (5) years thereafter.

     6. EFFECTIVE DATE. For purposes of this Agreement the "Effective Date" is July 1, 1996.

     7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with reasonable standards established from time to time by the board of directors of CBC.

     8. VACATIONS. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under


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this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to annual vacation time of not less than four (4) weeks per year.

          (b) The timing of vacations shall be scheduled in a reasonable, mutually agreeable manner. The Employee shall not be entitled to receive any additional compensation from CBC on account of his failure to take vacation time, nor shall he be entitled to accumulate vacation time from one calendar year to the next, except that Employee may carry over up to 1 week of vacation each year to be used during the first 3 months of the following year.

          (c) In addition to the aforesaid vacation time, the Employee shall be entitled, without loss of pay, to disability leave with pay for any continuous absence of up to ninety (90) days due to disability; after 90 continuous days, paragraph 10 shall apply. Employee may also absent himself voluntarily from the performance of his employment with CBC for such additional periods of time and for such valid and legitimate reasons as the board of directors in its sole discretion may determine.
     Further, the board of directors shall be entitled to grant to the Employee, at the Employee's request, additional leaves of absence with or without pay at such time or times and upon such terms and conditions as the board, in its discretion, may determine.

     9.   TERMINATION OF EMPLOYMENT.

          (a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of CBC for "Cause" (as defined below). The Employee shall have no right to receive severance pay or any other remuneration whatsoever under this Agreement for any period after voluntary termination without "Good Reason" (as defined below) or termination for Cause. For purposes of Agreement, for "Cause" shall mean termination for only the following reasons:

               (i) Willful misconduct materially adverse to CBC or the Subsidiary Bank;

               (ii) Willful breach of a fiduciary duty involving personal profit;

               (iii) Willful violation of any law, rule, or regulation materially relating to the operation of CBC or the Subsidiary Bank;


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               (iv) The order of any court or supervising agency with
          jurisdiction over the affairs of CBC or the Subsidiary Bank;
          or

               (v) The Employee's intentional material violation of any material provision of this Agreement, if Employee fails to cure the breach within a reasonable time after written notice from CBC's board of directors informing him of the breach.

               For purposes of this Agreement, no act or failure to act on the Employee's behalf shall be considered "willful" or "intentional" unless done, or admitted to be done, by him not in good faith and unless he knew or should have known that his action or omission was not in, or was opposed to, the best interests of CBC or the Subsidiary Bank; provided, that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to CBC shall not be deemed to be willful. The Employee shall not be deemed to have been terminated for cause unless or until there shall have been delivered to him a copy of a certification of a majority of the non-officer members of the CBC's board of directors finding that, in the good faith opinion of such majority, the employee was guilty of conduct deemed to be cause and specifying the details thereof, after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before such majority. No such determination of the board shall affect Employee's right to determination through the legal system of whether there was in fact cause for termination.

          (b) The Employee may terminate his employment at any time upon ninety (90) days' written notice to CBC or upon such shorter period as may be agreed upon between the Employee and the board of directors of CBC. In the event of such termination without Good Reason, CBC shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.

          (c) The Employee may terminate his employment with CBC for "Good Reason" which shall mean the following:

               (i) A material change made by CBC in the Employee's status or position as a senior executive officer of CBC or the Subsidiary Bank except as contemplated in Section 1 of this Agreement;

               (ii) The assignment to the Employee of any duties or responsibilities which are materially inconsistent with such


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          status or position, or a material reduction in the duties
          and responsibilities previously exercised by the Employee except as contemplated in Section 1 of this Agreement;

               (iii) The imposition of any requirement, whether by relocation of CBC's offices or otherwise, that the Employee perform his normal day-to-day duties and responsibilities outside of an area within a thirty (30) mile radius of Grant, Michigan;

               (iv) Failure of CBC to elect the Employee as a senior executive officer and a director of the Subsidiary Bank; or

               (v) Material breach by CBC of any material provision of Agreement, if CBC fails to cure the breach within a reasonable time after Employee has given CBC's board of directors written notice of the breach.

          (d) If the Employee's employment is terminated by CBC without Cause or terminated by the Employee for Good Reason, the Employee shall be entitled to continuation of his salary and benefits as follows:

               (i) if the termination occurs before a Change in Control of CBC, the Employee's salary and benefits will be continued through June 30, 2001, as if termination of his employment had not occurred; or

               (ii) if the termination occurs after a Change in Control or is In Contemplation of a Change in Control, the Employee's salary and benefits will be continued, as if termination of his employment had not occurred, through June 30, 2001 or, if longer, until three (3) years after the date of the Change in Control, provided that the amount of salary and benefit continuation attributable to the period beyond June 30, 2001 will be subject to reduction to the extent of any portion of such amount that constitutes an Excess Parachute Payment.

               Payment of salary and continuation of benefits as provided in this subparagraph 9(d) shall continue regardless of whether the Employee finds new employment following such termination, and without reduction due to any earnings of Employee from any other employment or self employment, as long as the new employment or self employment is not competitive with CBC or the Subsidiary Bank. If continuation of a specific benefit is not possible under applicable law, Employee shall be provided with an equal substitute benefit or, if that is not possible,


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     with cash in lieu of such benefit; such substitute benefit or cash shall be structured or supplemented as necessary to place Employee in the same economic position, after all applicable taxes, as if the benefit had been continued.

          (e) In the event of the death of the Employee while still employed under this Agreement (or while receiving salary and benefit continuation under section 9(d)), the Employee's estate or beneficiary (designated in writing) shall be entitled to receive the salary (or salary continuation under section 9(d)) due the Employee through the last day of the calendar month in which his death shall have occurred plus such other benefits as shall have accrued under this Agreement up to the date of death, plus an additional amount equal to the Employee's annual salary as of the date of death.

          (f) If the Employee is temporarily prohibited from participating in the conduct of CBC's affairs at the request of or by the order of any court or supervising agency with jurisdiction over CBC, CBC's obligations under this Agreement shall not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of the board of directors. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, CBC's obligations hereunder shall terminate as of the effective date of such permanent order.

          (g) If the Employee is permanently prohibited from participating in the conduct of CBC's affairs by the final order of any court or supervising agency with jurisdiction over CBC, all obligations of CBC under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

          (h) All obligations under this Agreement may be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBC:

               (i)  By the Federal Deposit Insurance Corporation
          ("FDIC") at the FDIC enters into an agreement to provide assistance to or on behalf of CBC; and

               (ii) By the Federal Reserve Board ("FRB"), or any other agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of CBC or when CBC is determined by the FRB to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

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          (i)  As used in subparagraph 9(d):

               (i) the term "Change in Control" shall mean the occurrence of any one or more of the following, except that it shall not mean the Mergers:

               (1) Any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CBC representing twenty-five percent (25%) or more of the combined voting power of CBC's then outstanding securities; or

               (2)  Any of the following occur:

                    (A) Any merger or consolidation of CBC, other than a merger or consolidation in which the voting securities of CBC immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) more than fifty percent (50%) or more of the combined voting power of CBC or surviving entity immediately after the merger or consolidation with another entity;

                    (B) Any sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of CBC on a consolidated basis;

                    (C) Any complete liquidation or dissolution of CBC;

                    (D) Any reorganization, reverse stock split, or recapitalization of CBC which would result in a Change in Control; or

                    (E)  Any transaction or series of related
                         transactions having, directly or indirectly, the same effect as any of the foregoing.

               (ii) the term "In Contemplation of a Change in Control" shall mean a termination within 12 months before a Change in Control, in anticipation of such Change in Control.



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               (iii) the term "Excess Parachute Payments" means
          Parachute Payments subject to an excise tax on "excess parachute payments" as provided under <Section> 280G of the Internal Revenue Code.

     10. DISABILITY. If the Employee shall become and remain disabled or incapacitated to the extent that he is unable to perform his duties under this Agreement for a continuous period of ninety (90) days or more, then, in that event, from the time that such period shall have elapsed until such disability or incapacity shall have ceased:

          (a) He shall be entitled to receive disability benefits of the type provided for executive employees of CBC and the Subsidiary Bank; and

          (b) He shall not be entitled to receive salary payments pursuant to this Employment Agreement.

     11. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of the rights or obligations hereunder without first obtaining the written consent of the other party. However, this Agreement shall be binding upon any successor or assignee of CBC.

     12. OTHER CONTRACTS. All other prior agreements regarding conditions of employment, whether written or oral, are hereby superseded by this Agreement.

     13. NOTICES. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given.
If sent by mail, notice shall be deemed given on the second day after mailing.

     14.  AMENDMENTS.  No amendments or additions to this Agreement shall
be binding unless   in writing and signed by both parties, except as herein
otherwise provided.

     15. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     16. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17. GOVERNING LAW. Agreement shall be governed by the laws of the United States of America and the State of Michigan.


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          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                   COMMUNITY BANK CORPORATION


                                   By /S/ ELMO CAMPBELL
                                      President
                                                                   Employer


                                   /S/ RONALD L. HANSEN
                                   Ronald L. Hansen
                                                                   Employee




































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